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                                                                   Exhibit 23(b)

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 23, 2001 with respect to the consolidated financial statements of United Rentals, Inc., in the Registration Statement on Form S-4 and related Prospectus of United Rentals (North America), Inc. for the registration of $450,000,000 of 10 3/4% Senior Notes due 2008, Series B.





                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
July 3, 2001